Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28599, 33-37247, 33-42753, 33-51758, 33-82138, 333-34287, 333-66277, 333-79359, 333-38530, 333-69486 and 333-96893 and 333-109992 and 333-120147) of Southwall Technologies Inc. of our report dated March 28, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
March 31, 2008